Exhibit 99.1

Howard Bancorp, Inc. Announces Second Quarter 2017 Results with a 48% Increase in YTD Net Income Available to Common Shareholders and Continued Strong Organic Commercial Loan Growth

ELLICOTT CITY, Md.--(BUSINESS WIRE)--July 19, 2017--Howard Bancorp, Inc. (Nasdaq: HBMD) (the “Company”), the parent company of Howard Bank (the “Bank”), today reported its financial results for the three month and six month periods ended June 30, 2017.

A summary of results for the three and six month periods ended June 30, 2017 is as follows:

  Net income available to common shareholders increased to $3.6 million for the first half of 2017 compared to $2.4 million in the first six months of 2016, representing an increase of $1.2 million or 48%. Earnings per common share (EPS) for the first half of 2017 were $0.39 compared to $0.35 for the same period in 2016, representing an increase of 11%. The disparity between the net income increase of 48% versus the EPS growth of 11% was impacted by a $2.3 million or 33% increase in the average number of shares outstanding for the 2017 period as a result of our issuance of 2.7 million shares of our common stock in the first quarter of 2017 pursuant to our common stock offering.
  Net income available to common shareholders for the quarter ended June 30, 2017 was $2.0 million, or $0.21 per share, compared to $1.5 million, or $0.22 per share, a year earlier. This represents an increase of $506 thousand, or 33%, in net income available to shareholders, while the quarterly EPS declined by $.01. The second quarter of 2017 EPS results were similarly impacted by a 2.8 million or 40% increase in average shares outstanding for the second quarter of 2017 compared to the same quarter in 2016.
  Total assets grew to $1.104 billion at June 30, 2017, representing growth of $77 million, or 8%, from assets of $1.027 billion at December 31, 2016 and nearly $116 million or 12% from assets of $989 million at June 30, 2016. Total loans held in our portfolio of $880 million increased $58 million, or 7%, from $822 million at December 31, 2016 and by over $86 million, or 11%, from $794 million at June 30, 2016.
  Deposits increased to $855 million at June 30, 2017 from $809 million on December 31, 2016 and $798 million on June 30, 2016, representing growth of $46 million, or 6%, since December 31, 2016 and $57 million, or 7%, since June 30, 2016. Demand deposits, which not only represent the lowest cost source of funding available to a bank but also are most reflective of the core customer relationships targeted by the Bank, grew from $180 million at June 30, 2016 and $183 million at December 31, 2016 to $215 million at the end of the first half of 2017, representing growth in this highly coveted deposit category of $35 million or 20% and $32 million or 18%, respectively.
  Tangible book value per share increased to $12.84 at June 30, 2017 from $11.45 at June 30, 2016. When comparing June 30, 2017 to the same point in 2016, total common equity increased by $45 million or 55%. This was primarily the result of $38.4 million in net proceeds from our 2017 stock offering, with the remainder generated primarily from earnings.

For the first six months of 2017, the Company reported net interest income of $18.2 million compared to $17.0 million for the first six months of 2016, an increase of approximately $1.2 million or 7%. This was driven primarily by a $1.4 million or 7% increase in total interest income for the first six months of 2017 due to the growth in average loans as well as growth in our securities portfolio. Given the overall growth in deposits and borrowing levels, the Company recorded an increase in total interest expense of $181 thousand or 8% for the first half of 2017 versus the same period in 2016. Our net interest margin for the first half of 2017 was 3.73%, which represents a slight decline from the 3.79% for the first half of 2016, and was primarily due to a six basis point drop in our yield on loans. Recent quarterly net interest margins, however, have been improving, as the margin for the second quarter of 2017 was 3.77% compared to 3.68% for the first quarter of 2017 and 3.66% for the second quarter of 2016.

In addition to the growth in net interest income, there was also an increase in noninterest income for the first half of 2017 compared to the first half of 2016. Total noninterest income for the first half of 2017 was $9.8 million, which represents an increase of $2.4 million, or 32%, from $7.4 million during the first half of 2016. Included in noninterest income for the first half of 2016 was the sale of an acquired impaired loan, which resulted in a gain of approximately $675 thousand. The largest increase in noninterest revenue was from our mortgage banking activities, which generated revenue from fees and gains on sales of mortgage loans totaling $8.2 million for the first half of 2017 compared to $5.7 million for the same period in 2016, representing a revenue increase of $2.5 million, or 45%. In addition, service charges on deposits increased by $131 thousand, or 41%, for the first six months of 2017 versus the same period in 2016, due mostly to an increase in overdraft fees. Other noninterest income increased by $88 thousand, or 12%, for the first six months of 2017 compared to the same period in 2016, primarily from higher earnings on our bank owned life insurance program and increased transaction-based fees resulting from the growth in our transaction deposit accounts.

Provision for credit losses was $540 thousand for the six months ended June 30, 2017 compared to $900 thousand for the same period in 2016. The provision level for 2016 was impacted by the migration of acquired loans into our allowance for loan loss (ALLL) measurement process, as well as some specific provisions on individual loans. For 2017, the majority of the acquired loans were already incorporated into our ALLL adequacy measures. Even though we continued to experience organic loan growth, the lower specific provisions, reflecting solid credit quality, resulted in a provision for the first quarter of 2017 that was less than the same period of the prior year.

Total noninterest expenses grew to $21.7 million for the first half of 2017 compared to $19.5 million for the first half of 2016, an increase of $2.2 million or 11%. Compensation related expenses accounted for nearly all of this increase, as compensation expenses increased by $2.1 million or 23% from $9.5 million for the first half of 2016, to $11.6 million for the same period in 2017. The increased compensation costs resulted from a larger business development staff as we have successfully executed upon the team lift-out of two relationship management groups since mid-2016. In addition to enhancing our business development capabilities, we have also added to the support infrastructure to keep pace with the growth in the overall size of the Company. Cumulatively, all other categories of noninterest expense were largely unchanged when comparing the first half of 2017 to the same period in 2016.

Chairman and CEO Mary Ann Scully stated, “Howard Bancorp continues to consistently move forward on our commitments to our stakeholders. We are generating the growth that assures our relevance and impact for shareholders, clients, employees and the communities we serve. Alongside that growth we are generating returns that are reflective of our emerging ability to create positive operating leverage. For the first half of 2017 versus the same period in 2016, we experienced 15% growth in combined net-interest and non-interest revenues while expenses increased by 11%. The expense increase was driven by investments made in talent recruitment and retention, especially over the last twelve months, which are showing strong tangible evidence of a high return on those investments. Our recent inclusion in the Russell 2000 is a recognition of our success in attracting and retaining institutional and individual shareholders and is furthermore, a hallmark of sustainability. It is yet another differentiator for us in the local banking industry. We are as always grateful for all those that have helped to create this story. We have every expectation that we will continue to achieve our goal to be the 'go to' commercial bank in greater Baltimore.”

Our capital levels are very strong, and were enhanced with the offering that closed in the first quarter of 2017. The Company’s capital position increased dramatically in 2017, as is reflected in the following capital comparisons between June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
• Total common equity	$128,388,000	$85,790,000
• Book value per share	$13.11	$12.27
• Tangible book value per share	$12.84	$11.86
• Tangible common equity ratio	11.42%	8.10%
• Leverage ratio	11.78%	8.36%
• Tier I risk-based capital ratio	13.39%	9.71%
• Total risk-based capital ratio	14.34%	10.83%

All of our regulatory capital ratios continue to be well in excess of the levels that categorize us as a well-capitalized bank.

Even with the growth in our assets, loans and deposits, and the increases in our revenues, earnings and performance metrics, asset quality measures continue to remain a major focus of attention for management and the Board of Directors. One of the Company’s primary measures of asset quality is the ratio of non-performing assets to total assets. This asset quality measure decreased to 1.04% at June 30, 2017, from 1.12% at March 31, 2017 and 1.11% at the end of June 2016. Overall, the levels of our non-performing loans and other real estate owned have been relatively unchanged over the last few quarters.

Additional information is available at www.howardbank.com.

HOWARD BANCORP, INC.

	Six months ended		Three months ended
(Dollars in thousands, except per share data.)	June 30,		Jun 30	Mar 31	Jun 30
Income Statement Data:	2017	2016	2017	2017	2016
Interest income	$20,576	$19,165	$10,708	$9,868	$9,553
Interest expense	2,328	2,147	1,211	1,117	1,178
Net interest income	18,248	17,018	9,497	8,751	8,375
Provision for credit losses	540	900	340	200	515
Noninterest income	9,770	7,422	5,311	4,459	4,570
Noninterest expense	21,734	19,537	11,234	10,500	9,861
Pre-tax income	5,744	4,003	3,234	2,510	2,570
Federal and state income tax expense	2,140	1,402	1,196	944	928
Net income	3,604	2,601	2,038	1,566	1,641
Preferred stock dividends	-	166	-	-	109
Net income available to common shareholders	$3,604	$2,435	$2,038	$1,566	$1,532

Per share data and shares outstanding:
Net income per common share, basic	$0.39	$0.35	$0.21	$0.18	$0.22
Book value per common share at period end	$13.11	$11.68	$13.11	$12.27	$11.68
Tangible book value per common share at period end	$12.84	$11.45	$12.84	$12.63	$11.45
Average common shares outstanding	9,295,777	6,963,199	9,779,772	8,806,404	6,970,876
Shares outstanding at period end	9,796,103	6,978,217	9,796,103	9,763,318	6,978,217

Financial Condition data:
Total assets	$1,104,322	$988,818	$1,104,322	$1,048,752	$988,818
Loans receivable (gross)	880,137	793,896	880,137	845,945	793,896
Allowance for credit losses	(5,385)	(5,744)	(5,385)	(5,360)	(5,744)
Other interest-earning assets	164,683	137,785	164,683	147,276	137,785
Total deposits	854,709	798,118	854,709	851,972	798,118
Borrowings	116,311	101,373	116,311	64,328	101,373
Total shareholders' equity	128,388	83,068	128,388	126,011	83,068
Common equity	128,388	83,068	128,388	126,011	83,068

Average assets	$1,043,496	$956,322	$1,069,830	$1,016,871	$974,355
Average shareholders' equity	118,633	89,065	126,687	110,490	85,922
Average common shareholders' equity	118,633	80,368	126,687	110,490	81,090

Selected performance ratios:
Return on average assets	0.70%	0.55%	0.76%	0.62%	0.68%
Return on average common equity	6.14%	6.54%	6.45%	5.75%	8.12%
Net interest margin(1)	3.73%	3.79%	3.77%	3.68%	3.66%
Efficiency ratio(2)	77.57%	79.94%	75.87%	79.48%	76.17%

Asset quality ratios:
Nonperforming loans to gross loans	1.06%	1.09%	1.06%	1.11%	1.09%
Allowance for credit losses to loans	0.61%	0.72%	0.61%	0.63%	0.72%
Allowance for credit losses to nonperforming loans	57.86%	65.90%	57.86%	56.93%	65.90%
Nonperforming assets to loans and other real estate	1.30%	1.38%	1.30%	1.39%	1.38%
Nonperforming assets to total assets	1.04%	1.11%	1.04%	1.12%	1.11%

Capital ratios:
Leverage ratio	11.78%	8.36%	11.78%	12.16%	8.36%
Tier I risk-based capital ratio	13.39%	9.70%	13.39%	13.96%	9.70%
Total risk-based capital ratio	14.34%	10.80%	14.34%	14.96%	10.80%
Average equity to average assets	11.37%	9.31%	11.84%	10.87%	8.82%

(1)	Net interest margin is net interest income divided by average earning assets.
(2)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

Unaudited Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)	PERIOD ENDED
	June 30,	March 31,	December 31,	Sept 30,	June 30,
	2017	2017	2016	2016	2016
ASSETS:
Cash and Cash Equivalents:
Cash and due from banks	$41,536	$48,170	$29,675	$33,553	$24,618
Federal Funds Sold	294	314	9,691	10,325	8,190
Total cash and cash equivalents	41,830	48,484	39,366	43,878	32,808

Interest Bearing Deposits with Banks	9,633	14,326	19,513	19,513	-

Investment Securities:
Available-for-sale	52,151	46,059	38,728	37,718	57,693
Held-to-maturity	9,250	8,750	6,250	6,250	3,250
Federal Home Loan Bank stock, at cost	5,196	2,943	5,103	4,741	3,934
Total investment securities	66,597	57,752	50,081	48,709	64,877

Loans held-for-sale	53,872	35,666	51,054	46,342	51,010

Loans:	880,137	845,945	821,524	810,340	793,896
Allowance for credit losses	(5,385)	(5,360)	(6,428)	(5,634)	(5,744)
Net loans	874,752	840,585	815,096	804,706	788,152

Accrued interest receivable	2,860	2,790	2,793	2,398	2,484

Bank premises and equipment, net	19,599	19,864	20,080	20,287	20,481

Other assets:
Goodwill	603	603	603	603	603
Bank owned life insurance	28,216	21,517	21,371	21,208	21,053
Other intangibles	1,977	2,113	2,248	2,384	2,550
Other assets	4,383	5,052	4,752	4,759	4,800
Total other assets	35,179	29,285	28,974	28,954	29,006
Total assets	$1,104,322	$1,048,752	$1,026,957	$1,014,787	$988,818

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing deposits	$215,124	$244,408	$182,880	$183,118	$179,699
Interest bearing deposits	639,585	607,564	625,854	620,655	618,419
Total deposits	854,709	851,972	808,734	803,773	798,118
Borrowed funds	116,311	64,328	127,573	119,906	101,373
Other liabilities	4,914	6,441	4,860	6,217	6,259
Total liabilities	975,934	922,741	941,167	929,896	905,750
Shareholders' equity:
Common stock – $.01 par value	98	98	70	70	70
Additional paid-in capital	109,956	109,647	71,021	70,897	70,824
Retained earnings	18,453	16,415	14,849	13,895	12,147
Accumulated other comprehensive income/(loss), net	(119)	(149)	(150)	29	27
Total shareholders' equity	128,388	126,011	85,790	84,891	83,068
Total liabilities and shareholders' equity	$1,104,322	$1,048,752	$1,026,957	$1,014,787	$988,818

Capital Ratios - Howard Bancorp, Inc.
Tangible Capital	$125,807	$123,295	$82,939	$81,904	$79,915
Tier 1 Leverage (to average assets)	11.78%	12.16%	8.36%	8.55%	8.36%
Common Equity Tier 1 Capital (to risk weighted assets)	13.39%	13.96%	9.71%	9.65%	9.70%
Tier 1 Capital (to risk weighted assets)	13.39%	13.96%	9.71%	9.65%	9.70%
Total Capital Ratio (to risk weighted assets)	14.34%	14.96%	10.83%	10.71%	10.80%

ASSET QUALITY INDICATORS
Non-performing assets:
Total non-performing loans	$9,307	$9,415	$9,578	$9,383	$8,717
Real estate owned	2,135	2,350	2,350	2,543	2,286
Total non-performing assets	$11,442	$11,765	$11,928	$11,926	$11,003

Non-performing loans to total loans	1.06%	1.11%	1.17%	1.16%	1.09%
Non-performing assets to total assets	1.04%	1.12%	1.16%	1.18%	1.11%
ALLL to total loans	0.61%	0.63%	0.78%	0.70%	0.72%
ALLL to non-performing loans	57.86%	56.93%	67.12%	60.04%	65.90%

Unaudited Consolidated Statements of Income	FOR THE THREE MONTHS ENDED
(Dollars in thousands, except per share amounts)
	June 30,	March 31,	December 31,	Sept 30,	June 30,
	2017	2017	2016	2016	2016

Total interest income	$10,708	$9,868	$9,752	$9,824	$9,553
Total interest expense	1,211	1,117	1,239	1,176	1,178
Net interest income	9,497	8,751	8,513	8,648	8,375
Provision for credit losses	(340)	(200)	(735)	(402)	(515)
Net interest income after provision for credit losses	9,157	8,551	7,778	8,246	7,860

NON-INTEREST INCOME:
Service charges and other income	1,109	432	535	555	1,198
Mortgage banking income	4,202	4,027	2,441	3,829	3,372

Total non-interest income	5,311	4,459	2,976	4,384	4,570

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,063	5,557	4,653	4,927	4,870
Occupancy expense	1,034	1,062	997	1,062	949
Marketing expense	1,185	941	900	864	888
FDIC insurance	76	217	176	199	198
Professional fees	417	423	419	669	665
Other real estate owned related expense	112	24	12	43	109
Other	2,347	2,276	2,111	2,116	2,182
Total non-interest expense	11,234	10,500	9,268	9,880	9,861

Income before income taxes	3,234	2,510	1,486	2,750	2,569

Income tax expense	1,196	944	533	1,002	928

NET INCOME	2,038	1,566	953	1,748	1,641

PREFERRED DIVIDENDS	-	-	-	-	(109)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,038	$1,566	$953	$1,748	$1,532

EARNINGS PER SHARE – Basic	$0.21	$0.18	$0.14	$0.25	$0.22
EARNINGS PER SHARE – Diluted	$0.21	$0.18	$0.13	$0.25	$0.22

Average common shares outstanding – Basic	9,779,772	8,806,404	6,990,390	6,985,559	6,970,876
Average common shares outstanding – Diluted	9,822,165	8,856,763	7,020,733	7,077,420	7,061,867

PERFORMANCE RATIOS:
(annualized)
Return on average assets	0.76%	0.62%	0.38%	0.72%	0.68%
Return on average common equity	6.45%	5.75%	4.48%	8.50%	8.12%
Net interest margin	3.77%	3.68%	3.56%	3.76%	3.66%
Efficiency ratio	75.87%	79.48%	80.67%	75.82%	76.17%
Tangible common equity	11.42%	11.79%	8.10%	8.09%	8.11%

CONTACT:
Howard Bancorp, Inc.
George C. Coffman, Chief Financial Officer
410-750-0020